Exhibit 10(i)

PURCHASE AND CONTRIBUTION AGREEMENT

by and between

UNITED RENTALS (NORTH AMERICA), INC.,

UNITED RENTALS NORTHWEST, INC.,

UNITED RENTALS SOUTHEAST, L.P.,

UNITED EQUIPMENT RENTALS GULF, L.P.

and

UNITED RENTALS RECEIVABLES LLC I

i	Originator Purchase and Contribution Agreement

SCHEDULE I	Originator Information
SCHEDULE II	Blocked Account Banks and Account Information
SCHEDULE III	Lock-box Account Banks and Account Information

ii	Originator Purchase and Contribution Agreement

PURCHASE AND CONTRIBUTION AGREEMENT

This Purchase and Contribution Agreement, dated as of June 17, 2003 (this “Agreement”), by and between UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation, (“URNA”), as an Originator, UNITED RENTALS NORTHWEST, INC., an Oregon corporation (“URNW”), as an Originator, UNITED RENTALS SOUTHEAST, L.P., a Georgia limited partnership (“URSE”), as an Originator, UNITED EQUIPMENT RENTALS GULF, L.P., a Texas limited partnership (“UERG”), as an Originator (each of URNA, URNW, URSE and UERG, an “Originator” and, collectively, the “Originators”) and UNITED RENTALS RECEIVABLES LLC I, a Delaware limited liability company (“United Receivables I”). The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Receivables Purchase Agreement. In addition, as used in this Agreement, the following terms shall have the following meanings:

“Discount Percentage” is defined in Section 3.1.

“Originator” is defined in the preamble.

“Originator Indemnified Amounts” is defined in Section 8.1.

“Originator Indemnified Parties” is defined in Section 8.1.

“PCA Termination Event” is defined in Section 7.3.

“Permitted Payments” is defined in Section 3.2(b).

“Potential PCA Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a PCA Termination Event.

“Purchase Termination Date” is defined in Section 7.1.

“Receivable” means the indebtedness of any Obligor resulting from the provision, sale or lease of equipment, merchandise, insurance or services to such Obligor by an Originator under a Contract generated by such Originator in the ordinary course of its business and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of June 17, 2003, by and among the Seller, United Rentals, as initial Collection Agent, the entities from time to time parties thereto as Conduit Investors, the entities from time to time parties thereto as Committed Investors, the entities from time to time parties thereto as agents for

Originator Purchase and Contribution Agreement

the Investor Groups, the entities from time to time parties thereto as Administrators and Deutsche Bank Securities, Inc., a Delaware corporation, as the administrative agent for the Investors party thereto.

“Related Security” means with respect to any Receivable, all of the applicable Originator’s rights, title and interest in, to and under:

(a) all of such Originator’s interest in any merchandise (excluding any returned merchandise) relating to any sale giving rise to such Receivable;

(b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(c) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(d) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor; and

(e) all Collections on and other proceeds of any of the foregoing.

“Transferred Assets” means, collectively, (a) the Receivables, (b) the Related Security and (c) all proceeds of the foregoing.

“United Rentals” means United Rentals, Inc., a Delaware corporation, and its successors and permitted assigns.

SECTION 1.2 Other Terms. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is

2	Originator Purchase and Contribution Agreement

made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (k) each reference to “Originator” herein refers severally to each of the Originators as to itself and the Transferred Assets owned by it from time to time.

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

SALE AND PURCHASE OF RECEIVABLES

AND OTHER TRANSFERRED ASSETS

SECTION 2.1 Sale. (a) On the terms and subject to the conditions set forth herein, each Originator hereby sells to United Receivables I, and United Receivables I hereby purchases from each Originator, during the period from the Closing Date to the Purchase Termination Date, all of such Originator’s right, title and interest, in, to and under each Receivable and the other Transferred Assets, and all proceeds of the foregoing, in each case whether now existing or hereafter arising or acquired.

(b) All of the Transferred Assets existing at the opening of each Originator’s business on the Closing Date are hereby sold to United Receivables I on such date. On and after the Closing Date, each Transferred Asset shall be deemed to have been sold to United Receivables I immediately (and without further action by any Person) upon the creation of such Transferred Asset. All Transferred Assets relating to a Receivable shall be sold at the same time as such Receivable, whether such Transferred Assets relating thereto exist at such time or arise or are acquired thereafter.

SECTION 2.2 Intent of the Parties; Grant of Security Interest. (a) United Receivables I and each Originator intend the transactions hereunder to be true sales of the Transferred Assets by the Originators to United Receivables I for all purposes, providing United Receivables I with the full risks and benefits of ownership of the Transferred Assets (such that the Transferred Assets would not be property of the applicable Originator’s estate in the event of the bankruptcy of any Originator).

(b) If, notwithstanding the intent of the parties or any other provision hereof, any Transferred Assets conveyed hereunder are construed to constitute property of any Originator or such conveyance is not treated as a sale to United Receivables I for all purposes, then (i) this

3	Originator Purchase and Contribution Agreement

Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the conveyance by the Originators provided for in this Agreement shall be treated as the grant of, and each Originator hereby grants to United Receivables I, a security interest in, to and under all of the Originators’ right, title and interest in, to and under all Transferred Assets, and proceeds relating thereto conveyed by the Originators to United Receivables I, to secure the payment and performance of the Originators’ obligations to United Receivables I under this Agreement or as may be determined in connection therewith by applicable Law. Each Originator and United Receivables I shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of, Transferred Assets, such security interest would be deemed to be a perfected security interest in favor of United Receivables I under applicable law and shall be maintained as such throughout the term of this Agreement.

SECTION 2.3 No Recourse. Except as specifically provided in this Agreement, the purchase and sale of the Transferred Assets under this Agreement shall be without recourse to the Originators.

SECTION 2.4 No Assumption of Obligations. United Receivables I shall not have any obligation or liability with respect to any Receivables, Contracts or other Transferred Assets, nor shall United Receivables I have any obligation or liability to any Obligor or other customer or client of the Originator (including any obligation to perform any of the obligations of any Originator under any Receivables, Contracts or other Transferred Assets).

ARTICLE III

CONSIDERATION AND PAYMENT

SECTION 3.1 Purchase Price. (a) The purchase price for each Receivable and related Transferred Assets shall equal the product of the Unpaid Balance of such Receivable, multiplied by a discount for such purchase mutually agreed to among the parties hereto (the “Discount Percentage”).

(b) United Receivables I shall pay the applicable Originator the purchase price with respect to each Receivable and the related Transferred Assets on the date of purchase by transfer of funds, to the extent that United Receivables I has funds available for that purpose after satisfying United Receivables I’s obligations under the Seller Purchase and Contribution Agreement; provided that in the event funds are owing to more than one Originator at any time and United Receivables I does not have funds available to pay each such Originator, the funds United Receivables I has available shall be applied, first, to pay each Originator other than URNA the purchase price owing to each such Originator and, second, to pay any amounts owing to URNA. To the extent that such funds are insufficient, the remaining Receivables and Transferred Assets shall be deemed to have been transferred by URNA to United Receivables I as a capital contribution, in return for an increase in the value of the membership interest of United Receivables I held by URNA.

4	Originator Purchase and Contribution Agreement

(c) Notwithstanding the foregoing, on the Closing Date a portion of the Transferred Assets sold to United Receivables I by URNA on such date shall be deemed to be a contribution by URNA to the capital of United Receivables I in return for an increase in the value of the membership interest of United Receivables I held by URNA.

(d) Other than as expressly set forth above, all payments of cash purchase price and interest due under subsection (c), shall be made ratably to each Originator in accordance with the amount owed to each.

ARTICLE IV

ADMINISTRATION AND COLLECTION

SECTION 4.1 Servicing of Transferred Assets. The servicing, administration and collection of the Transferred Assets shall, at all times that the Receivables Purchase Agreement is in effect, be conducted by the Collection Agent on the terms set out in (and subject to any rights to terminate the initial Collection Agent as Collection Agent pursuant to) the Receivables Purchase Agreement. Upon the termination of the Receivables Purchase Agreement at any time when this Agreement shall continue to be in full force and effect, United Receivables I and the Originators shall incorporate herein, in all substantial respects, the provisions of Article VII of the Receivables Purchase Agreement or shall provide for other arrangements for the servicing, administration and collection of the Transferred Assets.

SECTION 4.2 Deemed Collections. (a) If on any day any portion of any Receivable is reduced or canceled causing such Receivable to become a Diluted Receivable, then, on such day, the applicable Originator shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation.

(b) If on any day it is determined that any of the representations or warranties of any Originator set forth in Article V, as they relate to any Receivable, was untrue with respect to such Receivable on the date when made or deemed made, the applicable Originator shall be deemed to have received on such day a Collection of such Receivable in an amount equal to the Unpaid Balance thereof on such day. To the extent that United Receivables I subsequently receives Collections with respect to any such Receivable, United Receivables I shall hold such amount in trust on behalf of the applicable Originator and shall pay the applicable Originator an amount equal to the amount so collected, without regard to Section 2.14 of the Receivables Purchase Agreement.

(c) Not later than the first Business Day after any Originator is deemed pursuant to this Section 4.2 to have received any Collections, the Collection Agent shall notify the applicable Originator of such deemed Collections, and such Originator shall transfer to United Receivables I immediately available funds in the amount of such deemed Collections or shall otherwise apply such funds as may be required by the Receivables Purchase Agreement.

SECTION 4.3 Actions Evidencing Purchases. (a) On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing (i) Receivables and (ii) Contracts with a legend, acceptable to United Receivables I, evidencing that the Receivables

5	Originator Purchase and Contribution Agreement

have been sold in accordance with this Agreement. In addition, each Originator agrees that from time to time, at its expense, it shall promptly upon request by United Receivables I, to the extent permitted by applicable law, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that United Receivables I may reasonably request from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Transaction Document, (ii) to subject to the liens created by any of the Transaction Documents any of the properties, rights or interests covered or purported to be covered by such liens, (iii) to perfect and maintain the validity, effectiveness and priority of such liens, (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to United Receivables I the rights granted or now or hereafter intended to be granted thereto under any Transaction Document and (v) to perfect, protect or more fully evidence the purchases hereunder, or to enable United Receivables I or its assigns to exercise or enforce any of their respective rights with respect to the Transferred Assets. In addition to the above, at any time when a Termination Event has occurred and is continuing, each Originator shall, upon the request of the Agent, comply fully with the Federal Assignment of Claims Act and other similar Laws with respect to any assignment or subsequent reassignment of the Receivables.

(b) Each Originator hereby authorizes United Receivables I or its designee to (i) file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Transferred Assets now existing or hereafter arising in the name of such Originator (without the signature of such Originator, where permitted by law) and (ii) to the extent permitted by the Receivables Purchase Agreement, to notify Obligors of the assignment of the Transferred Assets.

(c) Without limiting the generality of Section 4.3(a), each Originator shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in connection with the Closing Date or any other financing statement filed pursuant to this Agreement, if the Final Payout Date shall not have occurred: (i) execute and deliver and file or cause to be filed appropriate continuation statements; and (ii) deliver or cause to be delivered to each Agent an opinion of counsel for the Originators in form and substance and delivered by counsel reasonably satisfactory to United Receivables I, confirming and updating the opinion delivered in connection with the Closing Date relating to the validity, perfection and priority of United Receivables I’s interests in the Transferred Assets.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1 Mutual Representations and Warranties. Each of the Originators and United Receivables I represents and warrants, solely with respect to itself, to the other parties hereto that:

(a) Corporate or other Existence. It is a limited liability company, corporation or limited partnership duly formed, validly existing and in good standing under the laws of its State

6	Originator Purchase and Contribution Agreement

of organization, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

(b) Corporate, Limited Liability Company or Limited Partnership Power; Contravention. The execution, delivery and performance by it of each Transaction Document to which it is a party (i) are within its limited liability company, corporate or limited partnership powers, (ii) have been duly authorized by all necessary corporate, limited liability company, limited partnership, shareholder, director, partner and member action, (iii) do not contravene (1) its certificate of formation, limited liability company agreement, operating agreement, certificate of incorporation, limited partnership agreement or other constituting documents, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its property, the violation of which could reasonably be expected to have an adverse affect on any Secured Party, on the collectibility of any Transferred Asset or on the performance by any party to a Transaction Document of its obligations hereunder or thereunder (for any reason other than the occurrence of an adverse effect, whether material or not, on any Originator), or a material adverse affect on United Receivables I or any Originator or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interests created pursuant to this Agreement and such other Transaction Documents); and no transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

(c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by it of the Transaction Documents to which it is a party, except for authorizations and approvals that are required herein or therein that have been obtained as of the Closing Date and the filing of UCC financing statements which are referred to herein and therein, all of which have been (or as of the Closing Date will have been) duly made and are in full force and effect; provided, that the right of any assignee of a Receivable the Obligor of which is a Government Obligor to enforce such Receivable directly against such Obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable Law to the extent the applicable Originator, United Receivables I, the Seller and/or any assignee thereof shall not have complied with the applicable provisions of any such Law in connection with the assignment or subsequent reassignment of any such Receivable.

(d) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Preference; Voidability. United Receivables I has given reasonably equivalent value to the applicable Originator in consideration for the transfer to it of the Transferred Assets from such Originator, and each such transfer shall not have been made for or on account of an

7	Originator Purchase and Contribution Agreement

antecedent debt owed by such Originator to it and no such transfer is voidable under any section of the Bankruptcy Code.

SECTION 5.2 Originators’ Additional Representations and Warranties. Each of the Originators represents and warrants that:

(a) Perfection; Good Title. Immediately preceding each purchase hereunder, the Originators are the owners of all of the Receivables and all other Transferred Assets, free and clear of all Adverse Claims (other than any Adverse Claim arising hereunder, under the Seller Purchase and Contribution Agreement, under the Receivables Purchase Agreement or under any other Transaction Document); provided, that the interest of the Originators in Leased Equipment Receivables may be subject to the lien of the lessor thereof and provided, further, that the interest of the Originators in Receivables that represent proceeds of the sale of equipment that has been leased to an Originator may be subject to the lien of the lessor thereof. Upon each sale hereunder, United Receivables I shall acquire a valid and enforceable perfected first priority ownership interest in each Receivable and all other Transferred Assets that exist on the date of such sale, free and clear of any Adverse Claim; provided, that the right of any assignee of a Receivable the Obligor of which is a Government Obligor to enforce such Receivable directly against such Obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable Law to the extent the applicable Originator, United Receivables I, the Seller and/or any assignee thereof shall not have complied with the applicable provisions of any such Law in connection with the assignment or subsequent reassignment of any such Receivable; and provided, further, that the perfected ownership interest of United Receivables I in Leased Equipment Receivables may be subject to the lien of the lessor thereof and provided, still further, that the perfected ownership interest of United Receivables I in Receivables that represent proceeds of the sale of equipment that has been leased to an Originator may be subject to the lien of the lessor thereof. All financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of United Receivables I in the Transferred Assets against all creditors of and purchasers from the Originators have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings have been paid in full. No effective financing statement or other instrument similar in effect covering any Contract or any Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of United Receivables I relating to this Agreement and those filed pursuant to the other Transaction Documents, other than those filed in favor of the lessor of equipment giving rise to Leased Equipment Receivables or relating to the proceeds of the sale of equipment that has been leased to an Originator.

(b) Accuracy of Information. All information and each exhibit, financial statement, document, book, record or report furnished at any time by it or on its behalf to United Receivables I in connection with this Agreement is true, complete and accurate in all material respects as of its date or (except as otherwise disclosed to United Receivables I at such time) as of the date so furnished, and as of such date no such document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

8	Originator Purchase and Contribution Agreement

(c) Tax Status; Sale Treatment. It has (i) timely filed all tax returns (federal, state and local) required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges and (iii) accounted for the sale of the Transferred Assets hereunder, in its books and financial statements as sales or, in the case of URNA, as capital contributions (to the extent of such capital contribution), in each case consistent with GAAP.

(d) Actions, Suits. Except as set forth in Schedule I, there is no pending or, to its knowledge, threatened action or proceeding affecting United Rentals or any of its Subsidiaries before any court, governmental agency or arbitrator which could reasonably be expected to materially adversely affect the financial condition or operations of United Rentals or any of its Subsidiaries or materially adversely affect the ability of United Rentals or any of its Subsidiaries to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents. To its knowledge, neither United Rentals nor any Subsidiary is in default with respect to any order of any court, arbitration or Official Body except for defaults with respect to orders of Official Bodies which defaults are not material to the business or operations of United Rentals and its Subsidiaries, taken as a whole.

(e) Use of Proceeds. No proceeds of any purchase hereunder will be used by it (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such act or (iii) for any other purpose that violates applicable Law, including Regulations G or U of the Federal Reserve Board.

(f) Jurisdiction of Organization; Location of Records. The jurisdiction of organization of each Originator and the offices where each Originator keeps all its Records, are located in the jurisdiction and at the address(es) described on Schedule I or such other jurisdictions or locations notified to United Receivables I in accordance with Section 6.3(g), in each case jurisdictions where all action required by Section 4.3 has been taken and completed.

(g) Subsidiaries; Tradenames, Etc. As of the date hereof, each Originator has, within the last five (5) years, operated only under the tradenames identified in Schedule I, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in Schedule I. Schedule I also lists the correct Federal Employer Identification Number of each Originator.

(h) Credit and Collection Policy. Since the Closing Date, there have been no material changes in the Credit and Collection Policy other than in accordance with this Agreement. It has at all times complied with the Credit and Collection Policy with regard to each Receivable.

(i) Material Adverse Effect. Since December 31, 2002, there has been no Material Adverse Effect.

9	Originator Purchase and Contribution Agreement

(j) Not an Investment Company or Holding Company. It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act. It is not a “holding company,” or a subsidiary or affiliate of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935.

(k) ERISA. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA), no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA, and each Pension Plan has been administered in all material respects in compliance with its terms and applicable provision of ERISA and the Code.

(l) Lock-box Accounts. The names and addresses of all the Lock-box Account Banks, together with the account numbers of the Lock-box Accounts at such Lock-box Account Banks, are specified in Schedule II (other than any Lock-box Accounts and Lock-box Account Banks that may be added after the initial purchase hereunder in accordance with the terms of Section 7.3(a) of the Receivable Purchase Agreement). All Lock-box Accounts are subject to Lock-box Account Agreements. All Obligors have been instructed to make payment to a Lock-box Account and, other than Identifiable Combined Assets, only Collections are deposited into the Lock-box Accounts. No Originator has any interest in any Lock-box Account, any funds or investments therein (other than Identifiable Combined Assets) or any Lock-box Account Agreement.

(m) Blocked Accounts. The names and addresses of all the Blocked Account Banks, together with the account numbers of the Blocked Accounts at such Blocked Account Banks, are specified in Schedule III (other than any Blocked Accounts and Blocked Account Banks that may be added after the initial purchase hereunder in accordance with the terms of Section 7.3(a) of the Receivable Purchase Agreement). All Blocked Accounts are subject to Blocked Account Agreements. Other than Identifiable Combined Assets, only Collections are deposited into the Blocked Accounts. No Originator has any interest in any Blocked Account, any funds or investments therein (other than Identifiable Combined Assets) or any Blocked Account Agreement.

(n) Collection Accounts. No Originator has any interest in any Collection Account, any funds or investments therein (other than Identifiable Combined Assets) or any Collection Account Agreement.

(o) Nonconsolidation. The Originators have complied with and are in compliance with the covenants set forth in Section 6.1(k).

(p) Representations and Warranties in other Transaction Documents. Each of the representations and warranties, if any, made by it pursuant to the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, United Receivables I as if the same were set forth in full herein.

10	Originator Purchase and Contribution Agreement

(q) Financial Information. The consolidated balance sheets of the URNA Consolidated Group as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of the URNA Consolidated Group for such fiscal year, copies of which have been furnished to the Agent and each Group Agent, fairly present in all material respects the consolidated financial condition of the URNA Consolidated Group as at such date and the consolidated results of the operations of the URNA Consolidated Group for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

SECTION 5.3 Reaffirmation of Representations and Warranties by the Originator; Notice of Breach. On each date that Transferred Assets are conveyed hereunder, the Originator, by accepting the proceeds of such conveyance, shall be deemed to have certified that all representations and warranties made by it in Sections 5.1 and 5.2 are true and correct on and as of such day as though made on and as of such day. Upon discovery by the Originator of a breach of any of the foregoing representations and warranties, the Originator shall give prompt written notice to United Receivables I within three Business Days of such discovery.

ARTICLE VI

COVENANTS

SECTION 6.1 Mutual Covenants. At all times prior to the Final Payout Date, each of the Originators and United Receivables I shall:

(a) Legal Matters. Comply, and cause each of its Subsidiaries to comply, with all Laws to which it or its respective properties may be subject and preserve and maintain its limited liability company, corporate or limited partnership existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectibility of the Receivables or any Transferred Asset or the ability of United Receivables I or any Originator to perform its obligations under the Transaction Documents; provided, however, that the Originators and United Receivables I are not required to comply with the Federal Assignment of Claims Act and other similar applicable Laws, except to the extent set forth in Section 6.2(k).

(b) Reporting Requirements. Provide to the other parties hereto, the Seller and each Agent, periodic financial statements (provided that United Receivables I shall not have any obligation to provide separate financial statements), information and reports as reasonably requested by the other party and provide to the other parties hereto, the Seller and each Agent, such other information (including, to the extent such information is available to United Receivables I or any Originator, or can be obtained or prepared by United Receivables I or any Originator without unreasonable expense, non-financial information) as any other party hereto, the Seller or any Agent may from time to time reasonably request with respect to the Receivables, the Transferred Assets, United Receivables I, any Originator. All such statements, information and reports shall be true, complete and accurate in all material respects.

11	Originator Purchase and Contribution Agreement

(c) Compliance Certificate. Provide to the other parties hereto, the Seller and each Agent, together with the financial statements required hereunder, a compliance certificate signed by each Originator’s and United Receivables I’s chief financial officer stating that (A) the financial statements attached thereto have been prepared in accordance with GAAP and accurately reflect the financial condition of United Receivables I or such Originator and its Subsidiaries, as applicable, and (B) to the best of such Person’s knowledge, no Termination Event, Potential Termination Event, PCA Termination Event or Potential PCA Termination Event exists, or if any Termination Event, Potential Termination Event, PCA Termination Event or Potential PCA Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 6.2(l).

(d) Shareholders Statements and Reports; SEC Filings. Provide to the other parties hereto, the Seller and each Agent, promptly after the sending or filing thereof, copies of all reports that any Originator or United Receivables I sends to any of its securityholders, and copies of all reports and registration statements and annual, quarterly, monthly or other regular reports that any Originator or United Receivables I, or any Subsidiary of any Originator or United Receivables I, files with the Securities and Exchange Commission or any national securities exchange; provided, that upon the filing of any such document of Edgar, the applicable Originator or United Receivables I, as the case may be, shall be deemed to have delivered each such document in accordance with the terms hereof.

(e) Change in Accountants or Accounting Policy. Provide to the other parties hereto, the Seller and each Agent, promptly, notice of any change in the accountants or accounting policy of United Receivables I or any Originator.

(f) Notice of PCA Termination Events, Potential PCA Termination Events, Etc. (A) As soon as possible and in any event within two (2) Business Days after the occurrence of each PCA Termination Event or Potential PCA Termination Event, a statement of the president, chief financial officer or chief accounting officer of the applicable Originator setting forth details of such PCA Termination Event or Potential PCA Termination Event and the action which the Originators have taken and propose to take with respect thereto, which information shall be updated promptly from time to time; (B) immediately after any Originator obtains knowledge thereof, notice of the occurrence of a Trigger Event and a statement of the president, chief financial officer or chief accounting officer of an Originator setting forth details of such Trigger Event, (C) promptly after any Originator obtains knowledge thereof, notice of any litigation, investigation or proceeding that may exist at any time between any Originator and any Person (i) that could reasonably be expected to result in a Material Adverse Effect or any litigation or proceeding relating to any Transaction Document or (ii) in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and (D) promptly after the occurrence thereof, notice of any Material Adverse Effect.

(g) Change in Debt Ratings. Provide to the other parties hereto, the Seller and each Agent, within five (5) days after the date of any change in United Receivables I’s or any Originator’s public or private debt ratings, if any, a written certification of United Receivables I’s or such Originator’s public and private debt ratings after giving effect to any such change.

12	Originator Purchase and Contribution Agreement

(h) ERISA. Provide to the other parties hereto, the Seller and each Agent, promptly after the filing, giving or receiving thereof, copies of all reports and notices with respect to any Reportable Event pertaining to any Pension Plan and copies of any reports or notices that United Receivables I or any Originator or any ERISA Affiliate thereof files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that United Receivables I or any Originator or any ERISA Affiliate thereof receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which United Receivables I or any Originator or any ERISA Affiliate thereof is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on United Receivables I, any Originator and/or any such ERISA Affiliate in excess of $1,000,000.

(i) Change in Account Receivables Codes. Provide to the other parties hereto, the Seller and each Agent, promptly, notice of any change in the account receivable adjustment codes used by United Receivables I or any Originator in its general ledger, or the creation of any new account receivable adjustment codes by United Receivables I or any Originator.

(j) Information for Collection Agent Report. Each Originator shall promptly deliver any information, documents, records or reports with respect to the Transferred Assets that United Receivables I shall be required to deliver in connection with the Collection Agent Report pursuant to Section 2.8 of the Receivables Purchase Agreement.

(k) Separateness. Each Originator and United Receivables I shall operate its business in such a manner that the separate limited liability company, limited partnership or corporate, as applicable, existence of United Receivables I on the one hand, and each of the Originators or any Other Corporation, on the other, would not be disregarded in the event of the bankruptcy or insolvency of an Originator or any Other Corporation and, without limiting the generality of the foregoing, United Receivables I shall cause each of the following to be true at all times:

(i) United Receivables I is a limited purpose limited liability company whose activities are restricted in its limited liability company agreement or operating agreement to activities related to purchasing or otherwise acquiring receivables (including the Receivables) and related assets and rights and conducting any related or incidental business or activities it deems necessary or appropriate to carry out its primary purpose, including entering into agreements like the Transaction Documents;

(ii) United Receivables I conducts its affairs strictly in accordance with its limited liability company agreement or operating agreement and observes all necessary, appropriate and customary limited liability company formalities, including (A) holding duly noticed regular meetings of its board of directors and all special meetings appropriate to authorize all limited liability company action, (B) keeping separate and accurate minutes of such meetings, (C) passing all resolutions or consents necessary to authorize actions taken or to be taken, and (D) maintaining accurate and separate books, records and accounts, including intercompany transaction accounts;

13	Originator Purchase and Contribution Agreement

(iii) other than in accordance with the Existing Deal Documents, United Receivables I has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Transaction Documents, nor has United Receivables I entered into any agreement other than this Agreement, the other Transaction Documents to which it is a party, and with the prior written consent of the Investors, the Agent and each Group Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

(iv) United Receivables I conducts its business from an office separate from that of the Other Corporations (but which may be located in the same facility as one or more of the Other Corporations); United Receivables I has stationery and other business forms and a mailing address and a telephone number separate from that of the Other Corporations.

(v) United Receivables I does not direct or participate in the management of any of the Other Corporations’ operations;

(vi) United Receivables I is adequately capitalized in light of its contemplated business;

(vii) United Receivables I provides for its own operating expenses and liabilities from its own funds;

(viii) United Receivables I maintains its assets and transactions separately from those of the Other Corporations and evidences such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations; United Receivables I holds itself out to the public under United Receivables I’s own name as a legal entity separate and distinct from the Other Corporations; United Receivables I has not, and does not presently, hold itself out as having agreed to pay, or as being liable primarily or secondarily for, any obligations of the Other Corporations; and no Affiliate of United Receivables I has been appointed to act as, and no Affiliate of United Receivables I is currently acting as, its agent, except as expressly contemplated by this Agreement, the other Transaction Documents and the Existing Deal Documents;

(ix) other than as expressly permitted hereunder and under the other Transaction Documents, United Receivables I does not maintain any joint account with any Other Corporation, the funds of United Receivables I are not and have not been commingled with those of any Other Corporation and United Receivables I is not liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Other Corporation;

(x) United Receivables I has not made and is not presently making any payment or distribution of assets with respect to any obligation of any Other Corporation or has not granted, and does not grant, any Adverse Claim on any of its assets to secure any obligation of any Other Corporation;

14	Originator Purchase and Contribution Agreement

(xi) except as expressly permitted hereunder and by the other Transaction Documents, United Receivables I has not and does not make loans, advances or otherwise extend credit to any of the Other Corporations;

(xii) United Receivables I has bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Corporations;

(xiii) other than as set forth in the Existing Deal Documents and in connection with the transactions effected thereby, United Receivables I has not engaged in, and does not engage in, any transaction with any of the Other Corporations, except as permitted by this Agreement and as contemplated by the other Transaction Documents and all material transactions between United Receivables I and any Other Corporation are made on an arm’s-length basis;

(xiv) to the extent that United Receivables I contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing are fairly allocated to or among United Receivables I and such Persons for whose benefit the goods and services are provided, and each of United Receivables I and each such entity bears its fair share of such costs;

(xv) all decisions with respect to its business and daily operations are independently made by United Receivables I (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of United Receivables I) and are not dictated by any Affiliate of United Receivables I (it being understood that the Collection Agent, which is an Affiliate of United Receivables I, will undertake and perform all of the operations, functions and obligations of it set forth herein and in the other Transaction Documents and it may, to the limited extent permitted under the Transaction Documents, appoint sub-agents, which may be Affiliates of United Receivables I, to perform certain of such operations, functions and obligations);

(xvi) no Other Corporation advances funds to United Receivables I and no Other Corporation otherwise supplies funds to, or guaranties debts of, United Receivables I, in each case other than as expressly set forth herein and in the other Transaction Documents; provided, however, that an Other Corporation may provide funds to United Receivables I in connection with the capitalization of United Receivables I;

(xvii) United Receivables I shall at all times maintain at least two independent directors, each of whom (w) is not currently and has not been during the five years preceding the date of the Agreement a member, officer, director, employee or associate of, or any relative of the foregoing, or a major vendor or supplier of services to, any Other Corporation, (x) is not a current or former officer or employee of United Receivables I, (y) does not directly or indirectly own any class of voting stock of any Other Corporation or any of their respective Affiliates; provided, that the ownership of up to 5% of any class of stock (other than a limited liability company interest in United

15	Originator Purchase and Contribution Agreement

Receivables I) listed on a national stock exchange shall not prevent an individual from meeting the requirements of this clause (xvii)) and (z) is otherwise reasonably acceptable to the Investors and the Agent;

(xviii) the limited liability company agreement or operating agreement of United Receivables I requires the affirmative vote of the independent directors before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by United Receivables I, and United Receivables I to maintain correct and complete books and records of account and minutes of the meetings and other proceedings of its members and board of directors;

(xix) United Receivables I has complied with, and currently complies with (and causes to be true and correct) each of the facts and assumptions contained in the opinion delivered pursuant to Section 5.1(q) of the Receivables Purchase Agreement;

SECTION 6.2 Affirmative Covenants of the Originators. At all times prior to the Final Payout Date:

(a) Conduct of Business; Ownership. Each Originator shall, and shall cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation or limited partnership, as applicable, in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. URNA shall cause United Receivables I to at all times be a wholly-owned Subsidiary of URNA.

(b) Furnishing of Information and Inspection of Records Each Originator shall furnish to United Receivables I, the Seller, the Agent, and each Group Agent from time to time such information with respect to the Transferred Assets as the Seller, the Agent or any Group Agent may reasonably request, including listings identifying the Obligor and the Unpaid Balance for each Receivable; provided, that, unless a Termination Event or Potential Termination Event shall have occurred and be continuing, no Originator shall be obligated to provide such information more often than quarterly. Each Originator shall, at any time and from time to time during regular business hours, as reasonably requested by United Receivables I, the Agent or any Group Agent (provided that no such reasonableness standard shall apply if a Termination Event or Potential Termination Event shall have occurred and be continuing), permit United Receivables I, the Agent or any Group Agent, or their respective agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Receivables or other Transferred Assets, including the related Contracts and (ii) to visit the offices and properties of United Receivable I or the Originators or the Collection Agent, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Transferred Assets or United Receivable I’s, the Originators’ or the Collection Agent’s performance hereunder, under the Contracts and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of United Receivables I, the Originators or the Collection Agent, as applicable, having knowledge of such matters.

16	Originator Purchase and Contribution Agreement

(c) Keeping of Records and Books of Account. Each Originator shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each Originator shall give United Receivables I, the Seller, the Agent, each Group Agent and the Collection Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(d) Performance and Compliance with Receivables and Contracts and Credit and Collection Policy. Each Originator shall, at its own expense, (i) timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables; and (ii) timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(e) Notice of Agent’s Interest. In the event any Originator shall sell or otherwise transfer any interest in accounts receivable or any other financial assets related to such accounts receivable (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by the Originator in connection with any such sale or transfer shall disclose the Agent’s ownership of the Receivables and other Transferred Assets and the Agent’s interest therein (as an assignee of United Receivables I and the Seller).

(f) Collections. Each Originator shall instruct all Obligors to cause all Collections to be deposited directly into a Lock-box Account or to post office boxes to which only Lock-box Account Banks have access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed and deposited into a Lock-box Account on a daily basis.

(g) Collections Received. Each Originator shall hold in trust and deposit immediately, but in any event not later than one (1) Business Day of its receipt thereof, to a Blocked Account or a Lock-box Account or, if required by Section 2.9 or Section 6.1(j) of the Receivables Purchase Agreement, to a Collection Account, all Collections received by it from time to time.

(h) Lock-box Accounts and Blocked Accounts. Each Blocked Account shall at all times be subject to a Blocked Account Agreement and each Lock-box Account shall at all times be subject to a Lock-box Account Agreement.

(i) Sale Treatment. The Originators shall not account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated hereby in any manner other than as a sale of Transferred Assets by the applicable Originator to United Receivables I (or, in the case of URNA, as a sale or capital contribution to United Receivables I). In addition, each Originator shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the

17	Originator Purchase and Contribution Agreement

existence and nature of the transaction contemplated hereby and the interest of United Receivables I in the Transferred Assets.

(j) Ownership Interest, Etc. Each Originator shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable ownership or security interest in the Receivables, the Related Security and proceeds with respect thereto, and a first priority perfected security interest in the Transferred Assets, in each case free and clear of any Adverse Claim, in favor of United Receivables I, including taking such action to perfect, protect or more fully evidence the interest of United Receivables I, as United Receivables I may reasonably request; provided, that the perfected ownership or security interest of United Receivables I in Leased Equipment Receivables may be subject to the lien of the lessor thereof and provided, further, that the perfected ownership or security interest of United Receivables I in Receivables that represent proceeds of the sale of equipment that has been leased to an Originator may be subject to the lien of the lessor thereof.

(k) Federal Assignment of Claims Act. At any time that a Termination Event has occurred and is continuing each Originator shall, upon the request of United Receivables I, comply fully with the Federal Assignment of Claims Act and other similar applicable Laws with respect to any assignment of Receivables.

(l) Financial Covenants. Each Originator shall cause the Collection Agent to comply with the financial covenants set forth on Schedule VI at the times set forth therein.

SECTION 6.3 Negative Covenants of the Originators. At all times from the date hereof to the Final Payout Date:

(a) Sales, Liens, etc. Except as otherwise provided herein, in the Seller Purchase and Contribution Agreement and in the Receivables Purchase Agreement, no Originator shall, nor shall it permit any of its Subsidiaries to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) any of the Transferred Assets.

(b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 7.2 of the Receivables Purchase Agreement at any time when an Originator is the Servicer, no Originator shall extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c) No Change in Business or Credit and Collection Policy. No Originator shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, (i) materially adversely affect the collectibility of any Receivable or otherwise have a Material Adverse Effect, (ii) materially adversely effect the interests of United Receivables I or any Secured Party in its capacity as a Security Party under the Transaction Documents (provided, that the determination as to whether or not there would be or has been any materially adversely effect on any Secured Party shall be made by such Secured Party in its sole and absolute discretion) or (iii) cause the Credit and Collection Policy to be less restrictive than it was prior to such change. In the event that any Originator makes any material change to the

18	Originator Purchase and Contribution Agreement

Credit and Collection Policy that is not prohibited by the preceding sentence, it shall, no later than three (3) Business Days prior to the effectiveness of such change, provide United Receivables I, the Seller, the Agent and each Group Agent with an updated Credit and Collection Policy and a written summary of all material changes.

(d) Change in Payment Instructions to Obligors; Amendment to Blocked Account Agreements or Lock-box Account Agreements. No Originator shall add or terminate any bank as a Lock-box Account Bank or any account as a Lock-box Account to or from those listed on Schedule 4.1(l) to the Receivables Purchase Agreement or make any change in its instructions to Obligors regarding payments to be made to any Lock-box Account, unless (i) such instructions are to deposit such payments to another existing Lock-box Account or to a Collection Account in accordance with Section 2.9 of the Receivables Purchase Agreement or (ii) United Receivables I, the Seller, the Agent and each Group Agent shall have received written notice of such addition, termination or change at least ten (10) Business Days prior thereto and the Agent shall have received a Lock-box Account Agreement executed by each new Lock-box Account Bank or an existing Lock-box Account Bank with respect to each new Lock-box Account. No Originator shall add or terminate any bank as a Blocked Account Bank or any account as a Blocked Account to or from those listed on Schedule 4.1(k) to the Receivables Purchase Agreement, unless (i) United Receivables I, the Seller, the Agent and each Group Agent shall have received written notice of such addition, termination or change at least ten (10) Business Days prior thereto and the Agent shall have received a Blocked Account Agreement executed by each new Blocked Account Bank or an existing Blocked Account Bank with respect to each new Blocked Account. No Originator will permit any provision of any Lock-box Account Agreement or Blocked Account Agreement to be changed, amended, modified or waived without the prior written consent of the Agents.

(e) Deposits to Lock-Box Accounts. No Originator shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-box Account, Blocked Account or the Collection Account cash or cash proceeds other than Collections and, to the limited extent permitted herein, Identifiable Combined Assets.

(f) Change of Name, Etc. No Originator shall change its name, identity, structure (including a merger) or jurisdiction of organization or any other change which could render any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC, unless at least ten (10) Business Days prior to the effective date of any such change the applicable Originator delivers to United Receivables I and the Agent (i) such documents, instruments or agreements, prepared at such Originator’s expense and executed by the applicable Originator as are necessary to reflect such change and to continue the perfection of United Receivables I or the Agent’s, as applicable, ownership interests or security interests in the Transferred Assets or as are reasonably requested by United Receivables I or the Agent in connection with such change and (ii) to the extent deemed necessary, desirable or appropriate by United Receivables I or the Agent, new or amended Lock-box Account Agreements and Blocked Account Agreements executed by the Lock-box Account Banks and Blocked Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 7.3.

19	Originator Purchase and Contribution Agreement

(g) Amendment to Parent Undertaking Agreement. No Originator shall amend, modify, or supplement the Parent Undertaking Agreement or waive any provision thereof, without giving prior written notice to United Receivables I, the Seller, each Agent and, if any such amendment, supplement, waiver or modification is material, without in each case the prior written consent of United Receivables I, the Seller and each Agent; nor shall any Originator take any other action under the Parent Undertaking Agreement that could reasonably be expected to have a Material Adverse Effect or which is inconsistent with the terms of this Agreement.

(h) Sales of Transferred Assets. No Originator shall sell any Transferred Asset other than through, under, and pursuant to the terms hereof.

ARTICLE VII

TERM AND TERMINATION

SECTION 7.1 Term. This Agreement shall commence as of the Closing Date and shall continue in full force and effect until the earliest of (a) the date after the Termination Date designated by United Receivables I or the Originators as the termination date at any time following thirty (30) day’s written notice to the other, the Seller and the Agent, (b) the date following the date on which United Receivables I declares, by notice to each Originator, the Seller and the Agent, the Purchase Termination Date to have occurred following the occurrence of a PCA Termination Event pursuant to Section 7.3, (c) the date on which any Event of Bankruptcy with respect to United Receivables I, the Seller, the Parent or any Originator occurs (any such date being a “Purchase Termination Date”); provided, however, that the occurrence of the Purchase Termination Date pursuant to this Section 7.1 shall not discharge any Person from any obligations incurred prior to the Purchase Termination Date, including any obligations to make any payments with respect to the interest of United Receivables I in any Transferred Asset sold prior to the Purchase Termination Date; provided, further, that (i) the rights and remedies of United Receivables I with respect to any representation and warranty made or deemed to be made by any Originator pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreements set forth in Sections 2.2, 2.3, 2.4 and 9.11 shall survive any termination of this Agreement.

SECTION 7.2 Effect of Purchase Termination Date. Following the occurrence of the Purchase Termination Date pursuant to Section 7.1, the Originators shall not sell, and United Receivables I shall not purchase, any Transferred Assets. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to any Originator or United Receivables I shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including pre-termination breaches of representations and warranties by any Originator or United Receivables I. Without limiting the foregoing, prior to the Purchase Termination Date, the failure of any Originator to deliver computer records of any Transferred Assets or any reports regarding any Transferred Assets shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article IV or Section 8.1 of this Agreement render an executed sale executory.

20	Originator Purchase and Contribution Agreement

SECTION 7.3 PCA Termination Events. The occurrence of any one or more of the following events shall constitute a “PCA Termination Event”:

(a) Any Originator (i) shall fail to make any payment, transfer or deposit required to be made by it hereunder or under any other Transaction Document when due (or, in the case of a default in payment of an amount less than $10,000 resulting solely from an administrative error or omission by an Originator, such default continues for a period of one (1) Business Day) or (ii) shall fail to observe or perform any other term, covenant or agreement hereunder or under any of the other Transaction Documents to which such Originator is a party or by which such Originator is bound, and such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the such Originator by United Receivables I or any Agent; or

(b) any representation, warranty, certification or statement made or deemed made by any Originator in this Agreement or any other Transaction Document to which it is a party or in any other information, report or document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made or delivered; or

(c) there shall have occurred any material adverse change in the operations of any Originator since March 31, 2003 or any other Material Adverse Effect shall have occurred; or

(d) the amount of purchase price payable pursuant to Section 3.1(b) on the date of any purchase hereunder, minus the amount of such purchase price paid in cash on such day exceeds the Unpaid Balance of Receivables that URNA contributes to United Receivables I on such day; provided that such event shall not constitute a PCA Termination Event if on such day URNA, makes a capital contribution to United Receivables I in cash in the amount of such excess; or

(e) any material provision of this Agreement or any other Transaction Document to which any Originator is a party shall cease to be in full force and effect or shall cease to be a legal, valid and binding obligation of such Originator, as applicable, or any Originator shall so state in writing.

SECTION 7.4 Remedies. Upon any such event, United Receivables I may, by notice to the Originators, declare the Purchase Termination Date to have occurred (in which case the Purchase Termination Date shall be deemed to have occurred) or designate a date to be the Purchase Termination Date. Upon any such declaration or designation, United Receivables I shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Transferred Assets provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1 Indemnities by the Originators. Without limiting any other rights which the Originator Indemnified Parties may have hereunder or under applicable law, the Originators each hereby jointly and severally agree to indemnify United Receivables I and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons,

21	Originator Purchase and Contribution Agreement

employees, counsel and other agents of any of the foregoing (collectively, “Originator Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between any Originator and any of the Originator Indemnified Parties or between any of the Originator Indemnified Parties and any third party arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by United Receivables I or any other Originator Indemnified Party of any interest in any Transferred Asset or any of the other transactions contemplated hereby or thereby, or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by United Receivables I or any other Originator Indemnified Party of any interest in any Transferred Asset or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Originator Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Originator Indemnified Party, (ii) Originator Indemnified Amounts in respect of any franchise, net income or other income tax imposed on such Originator Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located or in which it is organized and any political subdivision thereof, and (iii) Originator Indemnified Amounts that would provide recourse to the Originator for amounts due in respect of Receivables that are uncollectable solely due to the Obligor’s financial inability to pay or credit default with respect thereto. Without limiting the generality of the foregoing, and subject to the exclusions set forth in the preceding sentence, the Originator shall indemnify each Originator Indemnified Party for Originator Indemnified Amounts relating to or resulting from:

(a) any representation or warranty made by any Originator (including any Originator or any of its Affiliates in the capacity as the Collection Agent) or any officers of any Originator (including, in its capacity as the Collection Agent or any Affiliate of any Originator acting as Collection Agent) under or in connection with this Agreement, the Receivables Purchase Agreement, any of the other Transaction Documents, any Collection Agent Report or any other information or report delivered by any Originator pursuant hereto, or pursuant to any of the other Transaction Documents which shall have been incomplete, false or incorrect in any respect when made or deemed made;

(b) the failure by any Originator (including, in its capacity as the Collection Agent or any Affiliate of any Originator acting as Collection Agent) to comply with any applicable Law with respect to any Transferred Asset or the related Contract, or the nonconformity of any Transferred Asset or the related Contract with any such applicable Law or the transfer or sale of any Transferred Asset in violation of applicable Law;

(c) the failure to vest and maintain vested in United Receivables I a first priority, perfected ownership interest in the Transferred Assets free and clear of any Adverse Claim;

(d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Transferred Assets;

22	Originator Purchase and Contribution Agreement

(e) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Receivables or the related Contracts restricting assignment of any Receivables;

(f) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(g) the transfer of an interest in any Receivable other than an Eligible Receivable;

(h) the failure by any Originator to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties or obligations under the Receivables or related Contracts;

(i) the Net Investment exceeding the Net Receivables Pool Balance, minus the Required Reserves at any time prior to the Termination Date;

(j) the failure of any Originator to pay when due any sales, excise or personal property taxes payable in connection with any of the Receivables;

(k) any repayment by any Originator Indemnified Party of any amount previously distributed in reduction of Net Investment which such Originator Indemnified Party believes in good faith is required to be made;

(l) except as expressly set forth in the Transaction Documents, the commingling by any Originator of Collections of Receivables at any time with any other funds;

(m) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of any purchase of any Transferred Asset by any Originator, the ownership of the Transferred Assets (excluding any collection costs of the Agent, any Group Agent or the Investors where the Obligor is financially unable to pay);

(n) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the applicable Originator to qualify to do business or file any notice of business activity report or any similar report;

(o) any attempt by any Person to void, rescind or set-aside any transfer by an Originator to United Receivables I of any Transferred Asset under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code or other insolvency law;

(p) any action taken by any Originator in the enforcement or collection of any Receivable;

23	Originator Purchase and Contribution Agreement

(q) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the initial Collection Agent hereunder;

(r) the transactions contemplated hereby being characterized as other than debt for the purposes of the Code; or

(s) any and all amounts paid or payable by United Receivables I pursuant to the Seller Purchase and Contribution Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1 Waivers; Amendments. (a) No failure or delay on the part of United Receivables I in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by United Receivables I and each Originator and consented to in writing by the Agents.

SECTION 9.2 Notices. All communications and notices provided for hereunder shall be provided in the manner described in Section 11.3 of the Receivables Purchase Agreement.

SECTION 9.3 Governing Law. THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND OTHER THAN LAWS RELATING TO THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTON AND PRIORITY OF SECURITY INTERESTS). EACH ORIGINATOR AND UNITED RECEIVABLES I HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH ORIGINATOR AND UNITED RECEIVABLES I HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN

24	Originator Purchase and Contribution Agreement

THIS SECTION 9.3 SHALL AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR UNITED RECEIVABLES I.

SECTION 9.4 Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

SECTION 9.5 Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

SECTION 9.6 Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

SECTION 9.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also inure to the benefit of the parties to the Seller Purchase and Contribution Agreement and the Receivables Purchase Agreement and their respective successors and assigns. No Originator may assign its rights or obligations hereunder without the prior written consent of United Receivables I and the Agents. Each Originator acknowledges that United Receivables I’s rights under this Agreement may be assigned to the Seller under the Seller Purchase and Contribution Agreement and that such rights may, in turn, be assigned to the Agent, on behalf of the Investors, under the Receivables Purchase Agreement and each Originator consents to such assignments and to the exercise of those rights directly by United Receivables I, to the extent permitted by the Seller Purchase and Contribution Agreement and the Receivables Purchase Agreement.

SECTION 9.8 Costs, Expenses and Taxes. In addition to its obligations under Section 8.1, each Originator agrees, jointly and severally, to pay on demand (a) all costs and expenses incurred by United Receivables I and its assigns in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing and (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement.

SECTION 9.9 Waiver of Confidentiality. (a) Each of the Originators and United Receivables I hereby consents to the disclosure of any non-public information with respect to it received by the Seller, any Agent, any Investor or any Administrator to any other Investor or potential Investor, any Agent, any Administrator, any nationally recognized statistical rating organization rating any Conduit Investor’s Commercial Paper, any regulatory body or reinsurer, any dealer or placement agent of or depositary for any Conduit Investor’s Commercial Paper, the

25	Originator Purchase and Contribution Agreement

Administrator, any Support Facility Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document.

(b) Notwithstanding paragraph (a) above, United Receivables I hereby agrees that, in the event it receives any written non-public information from any Originator that is clearly marked on the cover thereof as being confidential or proprietary, such Person will use reasonable efforts to inform any third party to whom such Person provides such information that such information is confidential or proprietary; provided, that United Receivables I shall not have any liability as a result of this Section 9.9(b), for any failure to so inform any Persons of the confidential or proprietary nature of such information or in any way arising out of the confidential or proprietary nature of such information.

SECTION 9.10 Confidentiality Agreement.

(a) Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party hereto (and each employee, representative or other agent of each party hereto) may disclose to any and all Persons, without limitation of any kind, any information with respect to the United States federal income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.

(b) Subject to paragraph (a) above and except as otherwise provided herein, each of the Originators and United Receivables I hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to any Investor, any Agent, any Administrator or any Support Facility Provider to any other Person except (a) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized statistical rating organization, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (b) as otherwise required by order of a court of competent jurisdiction or by applicable law (including, without limitation, filings required under the Securities Exchange Act of 1934; provided that United Receivables I and each of the Originators may file with the Securities and Exchange Commission such information if it so determines that such information should be filed; provided, further, that neither United Receivables I nor any Originator shall be authorized to file any fee letter or any other document that contains pricing or fee information regarding the transaction contemplated hereby (it being understood by the parties hereto for purposes of this Section 9.10(b) that this Agreement does not contain any such pricing or fee information)).

SECTION 9.11 No Proceedings; Limited Recourse. Each Originator covenants and agrees, for the benefit of the parties to the Seller Purchase and Contribution Agreement and the

26	Originator Purchase and Contribution Agreement

Receivables Purchase Agreement, that it shall not institute against United Receivables I, or join any other Person in instituting against United Receivables I, any proceeding of a type referred to in the definition of Event of Bankruptcy until one year and one day after the Final Payout Date. In addition, all amounts payable by United Receivables I to the Originators pursuant to this Agreement shall be payable solely from funds available for that purpose pursuant to the Seller Purchase and Contribution Agreement.

SECTION 9.12 Further Assurances. Each Originator and United Receivables I each agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties more fully to effect the purposes of this Agreement.

[SIGNATURES FOLLOW]

27	Originator Purchase and Contribution Agreement

IN WITNESS WHEREOF, United Receivables I and the Originators have caused this Purchase and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

UNITED RENTALS (NORTH AMERICA), INC.

By:
Name:
Title:

UNITED RENTALS NORTHWEST, INC.

By:
Name:
Title:

UNITED RENTALS SOUTHEAST, L.P.

By:
Name:
Title:

UNITED EQUIPMENT RENTALS GULF, L.P.

By:
Name:
Title:

UNITED RENTALS RECEIVABLES LLC I

By:
Name:
Title:

S-1	Originator Purchase and Contribution Agreement

SCHEDULE I

ORIGINATOR INFORMATION

SCHEDULE II

LOCK-BOX ACCOUNT BANKS AND ACCOUNT INFORMATION

SCHEDULE III

BLOCKED ACCOUNT BANKS AND ACCOUNT INFORMATION